June 13, 1997

Dear Shareholder,

It is my pleasure to invite you to attend the 1997 Annual Meeting of Shareholders of Peerless Tube Company. The meeting, will be held on Friday, July 25, 1997 at 10:00 A.M. local time at the Corporation's headquarters, 58-76 Locust Avenue, Bloomfield, New Jersey. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes business to be conducted at this meeting.

Our Company's executive committee and I will report to you on our progress and we look forward to your questions and comments.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend the meeting, please complete the proxy card and return it in the pre-addressed envelope as soon as possible. This will not prevent you from voting your shares in person, if you are present.

This proxy will be also used as an admission list to the meeting.
I look forward to seeing you on July 25,1997.

Sincerely,

Frederic Remington

                            PEERLESS TUBE COMPANY


                          Notice of Annual Meeting

NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Capital Stock, $1.33 1/3 Par Value of Peerless Tube Company, a New Jersey Corporation, will be held at the office of the Company at 58-76 Locust Avenue, Bloomfield, New Jersey, on Friday, July 25, 1997 at 10:00 A.M., EDT. The meeting, and/or adjournment or adjournments thereof, is called for the following purposes:

1 . To elect a Board of eight Directors to serve until the next annual meeting and until their successors are elected and qualify;

2.     To ratify the appointment of Goldstein Golub Kessler &
       Company, P.C. as independent accountants of the Company for 1997; and

3. To receive the reports of officers (without taking any action thereon) and to transact such other and further business as may properly come before the meeting or any adjournment thereof.

These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Stockholders entitled to notice of and to vote at the annual meeting are stockholders of record at the close of business on May 30, 1997, as fixed by action of the Board of Directors.

All Stockholders are urged to sign and return the accompanying proxy without delay in order that a quorum at the annual meeting may be assured.

Each Stockholder is entitled to one (1) vote, in person or by proxy, for each share held by such Stockholder.

By Order of the Board of Directors


Ann Gaccione, Secretary

Dated:      June 13, 1997
            58-76 Locust Avenue
            Bloomfield, NJ 07003


                      YOUR VOTE IS IMPORTANT
YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. A COPY OF THE CORPORATION'S 1996 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION IS ENCLOSED OR AVAILABLE WITHOUT CHARGE. DIRECT YOUR REQUEST TO PEERLESS TUBE COMPANY, 58-76 LOCUST AVENUE, BLOOMFIELD, NEW JERSEY 07003, OR CALL (201) 743 -5100.

                        PEERLESS TUBE COMPANY
                           PROXY STATEMENT

General Information and Annual Meeting of Stockholders, July 25,
1997.

The enclosed proxy is revocable and is solicited on behalf of the Board of Directors of Peerless Tube Company for use at the Annual Meeting of the Stockholders to be held on Friday, July 25, 1997 at 10:00 A.M. at 58-76 Locust Avenue, Bloomfield, New Jersey 07003. This Proxy Statement and the enclosed form of proxy are first being sent or given to Stockholders on or about June 13, 1997.

All expenses incurred in this solicitation will be paid for by the Company.

The Annual Report including information filed with the Company's annual 10K report and financial statements for the year ending
December 31, 1996, are enclosed herewith.

Only Stockholders of Record at the close of business on May 30, 1997 will be entitled to vote. On the said record date there were outstanding 2,462,973 shares of capital stock, each share of which is entitled to one vote at the meeting. The owners of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting.

The shares represented by a properly signed and returned proxy card will be voted as specified by the shareowner. If a proxy card is signed and returned but no specification is made, such shares will be voted FOR the election of all nominees for director (Proposal 1), the appointment of independent accountants (Proposal 2). A proxy may be revoked by a shareholder at any time before it is voted by notice in writing delivered to the Secretary of the Company, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.

It is the policy of the Company that any proxy, ballot or other voting material that identifies the particular vote of a shareholder will, if requested thereon by the shareholder, be kept confidential except in the event of a contested proxy solicitation or as may be required by law. The Company may be informed whether or not a particular shareholder has voted and will have access to any comment on a proxy, ballot or other material and to identify the commenting shareholder. Under the Policy, the inspectors of election at any meeting will be independent parties unaffiliated with the corporation.

Election of Board of Directors (Item 1 on Proxy Card)
A Board of eight (8) Directors is to be elected at the Annual Meeting for a term of one year and until the election and qualification of their successors. Each nominee has consented to being named in the Proxy Statement and to serve if elected. If prior to the Annual Meeting any nominee should become unavailable to serve, the shares represented by a properly signed and returned proxy card will be voted for the election of such person as may be designated by the Board of Directors or the Board may determine to leave the vacancy unfilled.

Certain information regarding each nominee and each director continuing in office after the Annual Meeting is set forth below, including the individual's age and principal occupation, a brief account of business experience during the last five years, certain other directorships currently held and the year in which the individual was first elected a director of the Corporation. In addition, shares of Capital Stock beneficially owned as of May 30, 1997 are disclosed based in part on information received from the respective persons and in part from the records of the Company.

                          NOMINEES FOR  ELECTION

                                                                 Shares of
                                                        Board    Common
                                                        Member   Stock     % of
Directors               Age    Principal Occupation     Since    Owned     Total
---------               ---    --------------------     ------   -------   -----


Brinton, S. Jervis      73     Financial Planner
                               and Consultant           1990     1,000      0.1%

Felzenberg, Leonard     63     Attorney at Law          1997       500      0.1%

Leo, Frank M.           79     Real Estate Developer    1990     4,000      0.2%

McDermott, Frank X.     72     Attorney at Law          1983     3,804      0.2%

Potts, Richard W.       60     President                1970   170,434      6.9%

Remington, Frederic     67     Chairman & Chief
                               Executive                1965   188,418      7.7%

Remington John F.       62     Midwest Sales Manager    1993   144,895      5.9%

Solomon, A. Louis       67     Consultant               1992       500      0.1%


Mr. Leonard Felzenberg, Attorney at Law, was appointed to serve on the Board at the March 18, 1997 meeting. Mr. Solomon's firm periodically performs consulting work for the company.

* All Directors and Officers of the Company hold as a group 34.7% of the Company's stock, including 338,098 shares beneficially, or otherwise, held by the Remington family. See page 7 for additional information. Hill, Thompson, Magi & Company have holdings of 12.6% or 321,275 total shares. There are on other holdings reported over 5% of the total shares outstanding except for the 137,870 shares, representing 5.6%, which are held by the Peerless Tube Pension Plan at March 18, 1997.
Business Background of Directors

S. Jervis Brinton, Jr. was elected to the Board of Directors in 1990. He is a graduate of Williams College, New York University Graduate School of Business Administration and the College for Financial Planning. Mr. Brinton retired in 1987 as Executive Vice President of Midlantic National Bank and is currently President of Brinton Eaton Associates, Inc., in Morristown, N.J., engaged in personal financial planning and money management. He is Chairman of the Henry H. Kessler Foundation and the Fannie Ripple Foundation, and Trustee of the Marcus Ward Home, and the Morris Museum. Mr. Brinton is a member of the Executive Committee.

Leonard J. Felzenberg was elected to the Board of Directors in 1997. Mr. Felzenberg is a graduate of the University of Chicago and New York University School of Law. He was admitted to practice law in New Jersey in 1955 and in New York in 1982. He served as a trial attorney in the Internal Security Division of the United States Department of Justice and as a Line Officer in the United States Navy. At the present time he is a senior partner in the firm of Felzenberg, Winter & Winkler which maintains law offices in Livingston, New Jersey.


Frank M. Leo was elected to the Board in October, 1990. He holds certificates in Business and Commercial Law from Rutgers University Extension and a certificate in Accounting from Bloomfield College. He is the recipient of an honorary degree of Doctor of Business Administration from Bloomfield College. He is a graduate of the U. S. Army Counter Intelligence School. He formed the T.V. Leo & Sons, Inc., a construction firm specializing in commercial buildings and apartment houses. Afler serving twenty years as President of this firm, he sold his interest and presently is in business with his son in the development of land and construction of offices and residential buildings. He has been on the Advisory Board of National Newark & Essex Bank, now PNC Bank, for twenty-five years.Frank X. McDermott was elected to the Board of Directors in 1983. He is a graduate of Columbia College and Columbia School of Law and holds two Master's degrees from New York University. He was admitted to the practice of law in New York in 1949 and in New Jersey in 1962. At the present time he is a Senior Member in the firm of Apruzzese, McDermott, Mastro & Murphy, specializing in corporate and labor law for management, with offices in Liberty Corner, NJ.

Richard W. Potts was elected to the Board of Directors in 1970. After earning a Bachelor of Science degree from Rensselaer Polytechnic Institute and a Master's Degree from Newark College of Engineering (NJIT), Mr. Potts joined the Company in 1963, has served as the Vice President, Manufacturing since 1968, aiid was clected Senior Vice President, Production in 1986 and President and Chief Operating Officer in 1989. Mr. Potts is a member of the Executive Committee of the Board.

Frederic Remington, Jr. was elected to the Board of Directors in 1965. Mr. Remington joined the Company in 1950 after attending Temple University and New Jersey Institute of Technology, formerly Newark College of Engineering. He was named Vice President, Operations in 1968, Vice President, Engineering in 1977, Senior Vice President, Engineering in 1986 and Chairman of the Board and Chief Executive Officer in 1989. Mr. Remington is a former Chairman of the Essex County Republican Organization, a former member of the New Jersey State Assembly and a director of the SFM Corporation. Mr. Remington is a member of the Executive Committee of the Board.

John F. Remington was appointed to the Board of Directors in 1993. Mr. Remington attended Newark College of Engineering and Rutgcrs University. He has been employed at Peerless since Septetnber 1955 and became a regional sales manager in 1967. He is past president of the Chicago Perfumery, Soap and Extract Association and the Aerosol Industry Development Association.

Louis A. Solomon was elected to the Board of Director's in 1992. Mr. Solomon is the principal in a management consulting firm, L.A. Solomon Associates. He originally was retained by the Company in 1990 during the early phases of its business restructuring. For over ten years, Mr. Solomon has been a director and consultant to Kwik-Way Industries, Inc., a manufacturer of machines and tools used in the automotive aftermarket. He has a BS in Economics froni the University of Pennsylvania; MS Economics, Columbia University; and occupied the positions of Graduate Faculty and Adjunct Assistant Professor of Economics at the graduate business schools at the University of Bridgeport and Long Island University, respectively.

Remuneration of Officers and Directors
All directors receive an annual director's fee of $3,200 plus $600 for each meeting attended. In addition, the outside directors receive $500 for each committee meeting attended. An additional $300 is paid to the chairperson of the Audit and Executive Compensation and Stock Option Committees (two committees).


Certain relationships and transactions
Directors, from time to time, provide legal or consulting services. There were no such services performed or fees paid in 1996 or 1995

Meetings of the Board
The total number of regular meetings of the Board of Directors during the last year was five (5). During or after thcse meetings, special and committee meetings were also held. A majority of Directors attended all the meetings of the Board and Committees of which they were members.






Committees of the Board
The Company has an Executive Committee currently consisting of the following members of the Board:

Frederic Remington, Jr.
Richard W. Potts
S. Jervis Brinton

The Executive Committee meets on call and has the authority to act on most matters during the intervals between Board of Directors' meetings. This committee did not meet formally since the last annual meeting. No fees are paid for services of the Executive Committee.

The Company has an Audit Committee, Executive Compensation
Conimittee and a Stock Option Committee, each of which consists of all of the outside Directors of the Company. The Audit
Committee and the Executive Compensation Committee met once since the last annual meeting. The Company does not have a standing
Nominating Committee.

Executive Compensation
The Company believes that shareholders should be provided information about executive compensation that is easy to understand and relevant, and is consistent with the newly adopted proxy rules of the Securities and Exchange Commission. This disclosure allows its shareholders to more effectively evaluate the relationship between executive compensation and shareholder value.

                         EXECUTIVE COMPENSATION


Name, Position        Fiscal Salary   Bonus   Other
                       Year                   Annual      Restricted   Stock    Retirement
                                              Benefits    Stock        Options  Benefits
                                              (1,2)***    Awards       (3,4,5)  (6) (7)

Frederic Remington,   1996   $157,000 $0      $21,000     0              0      $0
Chairman & CEO        1995   $157,000 $0      $21,000     0              0      $39,000
                      1994   $157,000 $0      $20,000     0              0      $0
Richard W. Potts,     1996   $157,000 $0      $20,000     0              0      $30,000
President             1995   $157,000 $0      $15,000     0              0      $0
                      1994   $157,000 $0      $16,000     0              0      $0
G.J. Blumenschein     1996   $ 90,000 $0      *(1)
VP, Finance and
Treasurer
Christopher C.H.      1996   $115,000 $0      **(1)
Graber                1995   $115,000 $0      **(1)
                      1994   $115,000 $17,500 **(1)

 *    Assumed position March 26, 1996
**    References can be found on the paragraphs that are on page
      10.
*** Note: number (#) references can be found in the paragraphs that follow on pages 6-9; certain references also apply to the Option Grant table on page 9.


(1) The amounts indicated for other benefits represent the incremental cost to the Company of providing life and medical insurance, expenses associated with their use of a company car and Board of Director fees received. If no amount is shown in a given year, such perquisites do not exceed the lesser of $50,000 or 10% of such officers' salary and bonus. Not included in the table above is a $12,000 non recurring prior years adjustment for Mr. Remington.

(2) Mr. Remington and Mr. Potts both have similar five year employment contracts which renew automatically unless notice is given by the Company. Under these contracts, the executives agree to serve the Company during the term of employment for cash compensation plus any other benefits such as pension, profit sharing, stock options, or insurance coverage, to the extent as they may be made generally available to the executives of the Company. The Company shall have the right to discharge the executive during the term of the agreement for good cause and thereupon terminate the Agreement. "Good cause" shall include the employee neglecting, refusing, or failing to faithfully and diligently render services to the extent and in the manner provided. The term of the agreement shall also end immediately upon the death of the executive and may be terminated by the Company upon such mental or physical illness, disability, or incapacity as renders the employee unable to perform satisfactorily all his duties for more than 90 days during a 180-day period. The employee may terminate the agreement by giving the Company 15 days written notice. If the Company terminates the employees employment for other than good cause, it shall pay the employee his normal salary from the date of termination for a period of five years.


(3) The beneficially owned shares by Mr. Frederic Remington, John Reniington, and Mr. Potts disclosed in the table on page 3 does not include 146,704 shares held by the children of Messrs. Frederic Remington, Jr., John Remington, William G. Remington (deceased) and Richard W. Potts. It also excludes 38,181 shares owned by The William G. Remington Foundation, of which Frederic Remington, Carol Mathis, his widow, and his daughters, Karen K. Cummins and Lori J. Smiley, are Trustees. Carol Mathis, sister-in-law to Frederic and John Remington, and sister-in-law to Mr. Richard Potts beneficially owned 153,213 shares as of March 18, 1997. The Remington family holdings including those shares in the Foundation represent approximately 34.7% of the shares outstanding as of March 18, 1997.

(4) Since 1990, the Company entered into several employment agreements for additional stock options pursuant to an incentive stock option plan which became effective June 1, 1992. The granting of these options is at the discretion of the Board. Effective January 1993 Mr. Remington and Mr. Potts were each granted options to purchase 50,000 shares of common stock at $1.65 per share, which was 110% of the market price as of the date the options were granted. The full text of the 1992 Incentive Stock Option Plan (the "Plan") under which these options were granted is on file with the Securities and Exchange Commission and is incorporated by reference. Salient provisions of the plan are as follows: In June 1992 options to purchase 110,000 shares of stock at 1.25 were granted to two individuals no longer employed by the Company. Neither former employee exercised their options.

Shares Reserved for Issuance.
Pursuant to the terms of the Plan, two hundred fifty thousand (250,000) shares of the Company's Common Stock are reserved for issuance thereunder. In the event there is any change in the number of issued shares of the Common Stock of the Company without new consideration to the Company (such as by stock dividends or stock splits), the number of shares reserved for issuance under the Plan, the number of shares subject to any outstanding option and the option price per share of each outstanding stock shall be appropriately adjusted. Similarly, if the Company shall be party to a merger, consolidation, reorganization, sale or similar occurrence, equitable aqiustment in the options may be made.

Administration of Plan; Award of Options.
The Plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is comprised of all of the Company's outside directors are subject to the overall authority of the Board of Directors. Committee members do not receive any additional compensation for administering the Plan except for their regular meeting fee described above. Pursuant to its authority, the Committee may grant options to purchase shares of Common Stock reserved under the Plan to all employees of the Company.

Option Price.
The option price per Share shall be determined in each case by the Board of Directors but shall not be less than one hundred percent (100%) one hundred ten percent (110%) in the case of a 10% Shareholder/or more of the fair market value thereof as determined by the Board by any reasonable method using market quotations on the date the option is granted.

Amendments.
The Board of Directors may amend the Plan as it deems advisable. No amendment may, without further approval of the stockholders of the Company within twelve months before or after the date on which such amendment was adopted, (a) increase the total number of shares which may be made the subject of options granted under the Plan, either in the aggregate or to any individual employee,
(b) change the manner of determining the option Price, (c) change the criteria of determining which employees are eligible to receive options, (d) extend the period during which options may be granted or exercised, or (e) withdraw the administration of the Stock Option Plan from the Board of Directors.

Vesting.
The options granted to employees under the Plan are to vest and become exercisable at the rate of 25% per year following the grant of such options provided that certain conditions are satisfied. For a description of these conditions, see the subsection below entitled "Termination of Employment."



Exercise Period
The options granted to employees under the Plan may not be exercised more than ten (10) years after the Plan is approved by the Company's stockholders.

Termination of Employment.
Outstanding options must be exercised during employment with the Company or within three months after termination of employment with the Company (other than by reason of death or permanent disability, in which case they must be exercised within twelve months after termination). In addition, options are exercisable only to the extent that they are vested as of the date of termination of employment.

Non transferability
Each option granted under the Plan is not transferable by the holder except by will or the laws of descent and distribution of the State wherein the holder is domiciled at the time of his death.

Sale of the Company.
In the case of (I) a sale of all or substantially all of the Company's assets outside the ordinary course of business; (II) an offer to purchase at least a majority of the Company's issued and outstanding common stock or an offer to the Company's stockholders to tender for sale at least a majority of the Company's issued and outstanding con-imon stock, which offer is accepted or tender made with respect to at least a majority of the Company's issued and outstanding shares of Common Stock;
(III) the merger or consolidation of the Company with another corporation or entity; (IV) a public or private offering of 20% or more of the Company's Common Stock, whether of newly or previously issued shares; or (V) a dissolution or liquidation of the Company, options granted or unexercised shall, in the discretion of the Board of Directors, become fully vested and exercisable for a period of thirty days from the date notice of such sale or public offering is given to the optionees. Upon the expiration of the thirty day period, the Board of Directors in its discretion may suspend or cancel the right of any optionee to exercise such options.

Federal Income Tax Treatment of Options.
The options to be granted under the Plan will be deemed to be qualified within the meaning of the Internal Revenue Code. Thus, no gain or loss will be recognized by the optionee until the Shares acquired by option are sold, nor will the Company receive any tax deduction with respect to the Plan.

Existing options under the 1992 plan are as follows:

                             OPTION GRANTS

Name             Fiscal   Options     % of  Exercise  Expiration  Potential Realizable Value
                 Year     Granted   options or Base     Date      at Assumed Rates of Stock
                                    granted Price per   (4 )      Appreciation for Option
                                            Share (3)             Terms (5)(6)

                                                                   5%       10%

Frederic
Remington        1993     50,000    50%     $1.65      1/12/98     $0       $0

Richard W. Potts 1993     50,000    50%     $1.65      1/12/98     $0       $0

Note: number (#) references can be found beginning on page 7


(5) The Peerless Tube Company also has options available to be granted under a certain 1987 Incentive Stock Option Plan which provides for the grant of options to purchase capital stock of the Company. A total of 50,000 shares are available under the Plan up to a maximum of 15,000 shares per calendar year in the aggregate. Options may be granted to key employees of the Peerless Tube Company by the Stock Option Conimittee of the Board of Directors. Options are granted at 100% of the fair market value on the date of the grant and expire ten years from the date of the grant. There are no stock appreciation rights under the Plan. On October 28, 1987 stock options to purchase 14,400 shares were granted at $5.75 per share. On January 27, 1988 stock options were granted to purchase 9,800 shares at $6.50 per share. None of the current officers hold any of these options.

(6) These amounts represent certain assumed rates of appreciation only. For the most part, the exercise price for the options outstanding is below the projected market price of the stock assuming stock appreciation at 5% and 10%. Gains, if any, are reported net of the option exercise price, but before taxes associated with exercise. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, as well as the option holders' continued employment through the vesting period. The potential realizable value or possible gains in the above Option Grant table were calculated assuming a market price of the stock at S.75, the high during the quarter ended December 31, 1994. The market price as of December 31, 1996 was $..3750. Trades of small blocks of stock in the last 52 weeks have ranged in the transaction price from $.3750 to $.6600. The amounts reflected in the tables may not necessarily be achieved.

(7) At December 31, 1996, the Company has in effect one noncontributory defined benefit retirement plan covering substantially all of the New Jersey employees. Pension costs are computed on the basis of accepted actuarial methods. During
1990, the Company amended its retirement plans to provide for the suspension of benefit accruals for future services

COMMITTEE REPORT TO SHAREHOLDERS
The report of the Executive Compensation and Stock Option Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Peerless Tube Company specifically incorporates this information by reference, and shall not otherwise be deerned filed under such Acts.

The Peerless Tube Company has long believed that a strong, explicit link should exist between executive compensation and the value delivered to shareholders. This belief has been adhered to by developing pay programs which provide competitive compensation and mirror Company performance. Any short-term and long-term incentive compensation will be based on direct, explicit links to Company performance and the value received by shareholders.

Compensation Philosophy
In designing its compensation programs, the Company follows its belief that compensation should reflect the value created for shareholders while supporting the Company's strategic goals. In doing so, the compensation programs reflect the following themes:

* Compensation should be meaningfully related to the value created for shareholders.

        Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

        Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

* Short and long-term compensation play a critical role in attracting and retaining well qualified executives.

 While compensation opportunities should be based on individual contribution, the actual amounts earned by executives in variable compensation programs should be dictated solely by how the Company performs.

Pay Mix and Measurement
The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

Base Salary. Base salary is targeted at the competitive median for competitors in manufacturers of similar market size. For the purpose of establishing these levels, the Company compares itself to a self-selected group of manufacturing companies analyzed by various industry groups and associations both nationally and in the Company's local market focusing on manufacturing companies that compete under similar conditions. This comparison group, which is subject to occasional change as Peerless Tube Company or its competitors change their focus, merge or are acquired, or as new competitors emerge.

Salaries for executives are reviewed by the Committee on an annual basis and may be increased at that time based on: 1) the Committee's agreement that the individual's contribution to the Company has increased; and 2) increases in median competitive pay levels.

Except for a minor cost of living increase adjustment given to all employees in 1994, the compensation for the Chairman and Chief Executive Officer has not increased since Mr. Remington became chairman in 1989. Since 1989, Mr. Remington has requested that the Committee not even consider any adjustments until the Company begins to improve its recent financial performance. Accordingly, any increases of median pay levels among CEOs in the comparison group have not been considered. Similarly, increases, excluding cost of living adjustments, have not been given to Messrs. Potts, and Graber. Mr. Blumenschein assumed his position in March 1996.

Long-Term Incentives. Provided through annual or periodic grants of stock options to the named executives and others, this component is intended to recruit, retain and motivate executives to improve long-term stock market performance. Grants can also be awarded to 10% owners in lieu of increases in fixed base compensation costs and to reinforce the relationship between company performance and future eamings. Stock options are granted at the prevailing market value and will only have value if the Company's stock price increases. Generally, grants made vest in equal amounts over four years on the one year anniversary date of grant; executives must be employed by the Company at the time of vesting in order to exercise the options. The Committee determines the number of options to be granted based on the expected value of return, the number of shares outstanding and competitive factors. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants.



Summary

In aggregate, none of the named executives' cash compensation for 1996 is from incentives directly tied to Company performance. This is largely due to the fact that Messrs. Remington and Potts already have beneficial interest in the common shares of the Company which should be a key incentive for performance. When the potential future value of their current beneficial and stock option grants are included, total compensation appears strongly and explicitly linked to shareholder value creation.

March 18, 1997

By:
PEERLESS TUBE COMPANY
EXECUTIVE COMPENSATION AND
STOCK OPTION COMMITTEE

Brinton, S. Jervis
Leo, Frank M.
McDermott, Frank X.
Solomon, A. Louis

Selection of Auditors (Item 2 on proxy card)
The Stockholders are being asked to ratify the appointment of Goldstein Golub Kessler & Company, P.C. as independent auditors of the Company for 1997. The Company engaged the firm of Goldstein Golub Kessler & Company, P.C. in 1994. No member of the firm of Goldstein Golub Kessler & Company, P.C. has any financial interest, direct or indirect, in the Company.

A member or members of the firm of Goldstein Kessler & Company, P.C. will be present at the Annual Meeting to answer questions that may be asked by Stockholders and will have an opportunity to make a statement

The Board of Directors recommends that the stockholders vote for the ratification of Goldstein Golub Kessler & Company, P.C., as the Company's independent auditors for the year 1997.

Other Business
The management of the Company knows of no other matters which may come before the meeting. However, if matters other than that referred to above should properly come before the meeting it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgement.

Vote Required for Approval
 1. Eight (8) nominees for director receiving a plurality of votes cast at the meeting, in person or by proxy shall be elected.

2. All other matters require for approval the favorable vote of a majority of the shares voted at the meeting in person or by proxy.

Inclusion of Stockholder Proposals in the Company's 1997 Proxy
Statement

If any stockholder desires to put forth a proposal to be voted on at the 1998 Annual Meeting of Stockholders and wishes that proposal to be included in the Company's Proxy Statement to be delivered to stockholders in connection with such meeting, that stockholder must cause such proposal to be received by the Company at its principal executive office no later than December 31, 1997.


By Order of the Board of Directors



Ann Gaccione, Secretary
Dated:  June 13, 1997